Exhibit 10.7

SIXTH AMENDMENT dated as of March 12, 2019 between HONDA CANADA FINANCE INC., a Canada corporation (the “Borrower”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent, for and on behalf of the Banks party to the Credit Agreement (as defined below) (the “Administrative Agent”).
WHEREAS, the Borrower, the Banks, the Administrative Agent, and the other Agents party thereto are party to a second amended and restated credit agreement dated as of March 24, 2014 (as amended pursuant to an amendment dated as of June 30, 2014, a second amendment dated as of March 13, 2015, a third amendment dated as of March 23, 2016, a fourth amendment dated as of March 23, 2017 and a fifth amendment dated as of March 13, 2018, collectively, the “Credit Agreement”);
WHEREAS, pursuant to Section 2.11 of the Credit Agreement, the Borrower may request that the Commitment Termination Date of a Class be extended by one year; and
WHEREAS the Borrower has requested that (i) each of the Class A Commitment Termination Date and the Class B Commitment Termination Date be extended and (ii) the Credit Agreement be amended (x) to delete the specified notice period for a request by the Borrower to extend the Commitment Termination Date of a Class and (y) to change the method of determination of the Borrower’s Rating Level, and the Lenders have agreed to each such extension and amendment.
NOW THEREFORE IT IS AGREED:

Section 1	Defined Terms.
Capitalized terms used in this Amendment and not otherwise defined have the meanings specified in the Credit Agreement.

Section 2	Amendments.

(1)	Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	The definition of “Tranche A Commitment Termination Date” is hereby amended by deleting “March 24, 2019” and replacing it with “March 25, 2020”; and

(b)	The definition of “Tranche B Commitment Termination Date” is hereby amended by deleting “March 24, 2023” and replacing it with “March 25, 2024”.

(c)	The definition of “Borrower’s Debt Ratings” is hereby deleted and replaced with the following:
“    “Borrower’s Debt Ratings” shall mean the ratings of the Index Debt of the Borrower assigned by Moody’s, S&P and DBRS. If such ratings correspond to two or more different rating levels of such Index Debt, the Borrower’s Debt Ratings shall be determined based on the highest of the three ratings of such Index Debt assigned by Moody’s, S&P and DBRS; provided that, if more than one rating level separates the highest and the lowest of such ratings, then the Borrower’s Debt Ratings shall be determined based on the Borrower’s Debt Ratings of such Index Debt that is one rating level lower than the highest of such three ratings. If any of Moody’s, S&P or DBRS shall not have in effect a rating of the Index Debt of the Borrower, then the Borrower’s Debt Ratings shall be determined based on the rating of such Index Debt provided by the balance of such rating agencies (or rating agency) providing such a rating; provided that, if such ratings provided by the balance of such rating agencies fall within more than one rating level, the Borrower’s Debt Ratings of such Index Debt shall be determined based on the higher rating or, if more than one rating level separates the two ratings, then the Borrower’s Debt Ratings shall be determined based on the Borrower’s Debt Ratings of such Index Debt that is one level lower than the higher of the two ratings; provided further, that, if no rating of the Borrower’s Index Debt is so available, then the applicable Borrower’s Rating Level shall be level 5.”

(2)	Section 2.11(a) of the Credit Agreement is hereby deleted and replaced with the following:
“(a)    The Borrower may, by notice once a year to the Administrative Agent in substantially the form of Exhibit “J” hereto, request that the then existing Commitment Termination Date of a Class (as applicable, the “Existing Commitment Termination Date”) be extended to a date which is one year after the Existing Commitment Termination Date of such Class (as applicable, the “New Commitment Termination Date”). The Administrative Agent shall promptly, but in any event within three (3) Business Days, advise each Bank of the applicable Class (the “Extension Class Banks”) of such request. Each Extension Class Bank shall consider such request and may elect to extend or not to extend in its sole and independent discretion and may, at its option, conduct a full credit evaluation of the Borrower in considering such request. If the Borrower requests that both Commitment Termination Dates be extended, each Extension Class Bank shall agree to either extend both of its Commitments or decline to extend both of its Commitments. Each Extension Class Bank agreeing to any such extension (each an “Extending Class Bank”) shall notify the Administrative Agent thereof (which shall notify the Borrower) on or prior to the date which is 30 days after the date the Administrative Agent has advised the Extension Class Banks of such request to extend the Existing Commitment Termination Date of the applicable Class (or if such 30th day is not a Business Day, then such notice may also be given on the next succeeding Business Day) (the “Consent Date”). Each Extension Class Bank that determines not to extend such Existing Commitment Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent (which shall notify the Borrower) of such fact promptly after such determination (but in any event no later than the Consent Date). Any Extension Class Bank that does not advise the Administrative Agent on or before the Consent Date shall be deemed to be a Non-Extending Bank.”

(3)	Section 8.4 of the Credit Agreement is hereby amended by deleting each reference to “March 31, 2017” and replacing it with “March 31, 2018”.

Section 3	Representations and Warranties.
To induce the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)	The Borrower is duly organized and validly existing as a corporation under the laws of Canada;

(b)
The execution, delivery and performance of this Amendment has been duly authorized by the Borrower by all necessary corporation action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law;

(c)
The execution, delivery and performance of this Amendment by the Borrower and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Borrower is a party or by which it is bound; nor result in or require the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the best of its knowledge, any order, rule or regulation applicable to the Borrower of any Governmental Authority having jurisdiction over the Borrower or its properties; which breach, default, conflict, Lien or violation would have a Material Adverse Effect; and

(d)
The Credit Agreement, as amended pursuant hereto, remains in full force and effect, unamended, and is enforceable against the Borrower in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

Section 4	Reference to and Effect on the Credit Agreement.
Upon this Amendment becoming effective, each reference in the Credit Agreement to “this Agreement” and each reference to the Credit Agreement in the other Credit Documents and any and all other agreements, documents and instruments delivered by any of the Banks, the Administrative Agent, the Credit Parties or any other Person shall mean and be a reference to the Credit Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

Section 5	Costs and Expenses.
The Borrower agrees to reimburse the Administrative Agent and the Banks for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel to the Administrative Agent, in connection with this Amendment and the other documents executed in connection herewith.

Section 6	Effectiveness.
This Amendment shall become effective upon the following conditions precedent being satisfied:

(a)	duly executed signature pages for this Amendment signed by the Borrower and the Administrative Agent shall have been delivered to the Administrative Agent;

(b)
the Administrative Agent shall have received an Officer's Certificate in form and substance satisfactory to the Agent to the effect that since the date of the most recent audited financial statements furnished to the Banks pursuant to Section 9.1 of the Credit Agreement, there has occurred no material adverse change in the business, operations, business prospects or financial condition of the Borrower and its Subsidiaries, taken as a whole; as of the date of said certificate, no Default has occurred or is continuing or will result from extending each of the Commitment Termination Dates; and, as of the date of said certificate, the representations and warranties made by the Borrower in Section 8 of the Credit Agreement (excluding Section 8.4(b)) are true and correct with the same force and effect as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all respects as of such earlier date);

(c)	the Administrative Agent shall have received, for the benefit of the Lenders, a commitment fee equal to 0.03% of the Tranche A Commitments and 0.04% of the Tranche B Commitments.

Section 7	Governing Law.
This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section 8	Counterparts.
This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 9	Severability; Headings Descriptive.
In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction shall not in any way be affected or impaired thereby. The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

HONDA CANADA FINANCE INC., as Borrower
By:	/s/Tony Facciolo
Name: Tony Facciolo
Title: Vice President – Secretary & Risk Management Officer
By:	/s/Harold Ladewig
Name: Harold Ladewig
Title: Vice President – Treasurer & Compliance Officer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent
By:	/s/Matthew Reis
Name: Matthew Reis
Title: Executive Director
By:	/s/Sushant Pathak
Name: Sushant Pathak
Title: Director

CANADIAN IMPERIAL BANK OF COMMERCE, as a Bank
By:	/s/Matthew Reis
Name: Matthew Reis
Title: Executive Director
By:	/s/Sushant Pathak
Name: Sushant Pathak
Title: Director

BANK OF MONTREAL, as a Bank
By:	/s/Matthew Brink
Name: Matthew Brink
Title: Vice President

ROYAL BANK OF CANADA, as a Bank
By:	/s/Chris Cowan
Name: Chris Cowan
Title: Authorized Signatory

THE TORONTO-DOMINION BANK, as a Bank
By:	/s/Linh Dang
Name: Linh Dang
Title: Authorized Signatory

MUFG BANK, LTD., CANADA BRANCH, as a Bank
By:	/s/Hiroyuki Sawano
Name: Hiroyuki Sawano
Title: Vice President

MIZUHO BANK LTD., CANADA BRANCH, as a Bank
By:	/s/Ryo Shimada
Name: Ryo Shimada
Title: Managing Director, Canada

Honda Sixth Amending Agreement – Signature Page